
                                                                  Years Ended December 31,
                                       ----------------------------------------------------------------------------
                                           1998           1997            1996             1995            1994
                                       ------------   -------------   -------------   -------------   -------------
Net income before taxes............    $ 29,400,000   $  3,836,000    $    519,000    $   1,192,000    $  1,245,000
Minority interest..................      11,208,000      8,566,000               -                -               -
Interest expense...................       2,361,000          1,000               -                -               -
                                       ------------   -------------   -------------   -------------   -------------
Earnings available to cover fixed
   charges.........................    $ 42,969,000   $ 12,403,000    $    519,000    $   1,192,000    $  1,245,000
                                       ============   =============   =============   =============   =============

Fixed charges (1)..................    $  2,629,000   $      1,000    $          -    $           -    $          -
                                       ============   =============   =============   =============   =============

Ratio of earnings to fixed charges.           16.34         12,403         N/A             N/A              N/A
                                       ============   =============   =============   =============   =============


Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                  Years Ended December 31,
                                       ----------------------------------------------------------------------------
                                           1998           1997            1996             1995            1994
                                       ------------   -------------   -------------   -------------   -------------
FFO................................    $ 57,430,000   $ 17,597,000    $    303,000    $     720,000    $    757,000
Interest expense...................       2,361,000          1,000               -                -               -
                                       ------------   -------------   -------------   -------------   -------------
Adjusted FFO available
   to cover fixed charges..........    $ 59,791,000   $ 17,598,000    $    303,000    $     720,000    $    757,000
                                       ============   =============   =============   =============   =============

Fixed charges (1)..................    $  2,629,000   $      1,000    $          -    $           -    $          -
                                       ============   =============   =============   =============   =============

Ratio of FFO to fixed charges......           22.74         17,598         N/A             N/A              N/A
                                       ============   =============   =============   =============   =============

(1) Fixed charges include interest expense plus capitalized interest.
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